Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Arizona Dividend Advantage Municipal Fund
333-164600
811-09459



An additional preferred class of the registrants securities have been registered and have become effective on October 13, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds 497 filing, filed October 14, 2010, accession number 0001193125-10-229421, and is herein incorporated by reference
as an exhibit to the Sub-Item 77I of Form N-SAR.